As filed with the Securities and Exchange Commission
                        on December 23, 1997
                                              Registration No 33-

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                     _________________________
                               FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     _________________________
                      GLOBAL VENTURE FUNDING, INC.
          (Exact name of registrant as specified in its charter)
                       _________________________

Colorado                                           88-0990371
(State or other jurisdiction of            (I.R.S. Identification
incorporation or organization)                 Number)
                       _________________________

                     6965 El Camino Real, Suite 105-279
                            Carlsbad, CA 92009
                              (760) 436-5485
   (Address of Registrant's principal offices, including Zipcode)
                         _________________________

Compensation Agreements Between Registrant and Conrad Nagel, Pat
Stephenson, Diane M. Lalosh, and Lance W. Bauerlein
                        (Full title of the Plan)

                            Robert C. Brehm
                   6965 El Camino Real, Suite 105-279
                           Carlsbad, CA 92009
                             (760) 436-5485
        (Name, address and telephone number of agent for service)
                            _________________________

                                   COPIES TO:
                              Diane M. Lalosh, Esq.
                         50 Santa Rosa Ave., Suite 426
                             Santa Rosa, CA  95404
                            _________________________

               Approximate Date of Proposed Sale to the Public
         As soon as practicable after this Registration Statement
                             becomes effective.
                          _________________________

                        CALCULATION OF REGISTRATION FEE
=================================================================
Title of      Amount to be    Proposed     Proposed    Amount of
Securities    Registered     Maximum      Aggregate  Registration
to be                      Offering Price   Offering     Fee (1)
Registered                    per share      Price
Common Stock,   210,000       $1.00        $210,000     $ 100.00
$.0001 Par
Value(1)
=================================================================
(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457 on the basis of the average closing bid and asked prices of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on Dec. 11, 1997.


                      GLOBAL VENTURE FUNDING INC.

  CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

Form S-8 Item Number and Caption        Caption in Prospectus

1. Forepart of Registration Statement   Facing Page of Regis-
   and Outside Front Cover Page of      tration Statement and
   Prospectus                           Cover Page of Prospectus

2. Inside Front and Outside Back Cover  Inside Cover Page of
   Pages of Prospectus                  Prospectus and Outside
                                        Cover Page of Prospectus,
                                        Available Information,
                                        Reports To Shareholders

3. Summary Information, Risk Factors    Not Applicable
   and Ratio of Earnings to Fixed Charges

4. Use of Proceeds                      Not Applicable

5. Determination of Offering Price      Not Applicable

6. Dilution                             Not Applicable

7. Selling Security Holders             Sales by Selling Security
                                        Holders

8. Plan of Distribution                 Cover Page of Prospectus
                                        and Sales by Selling
                                        Security Holders

9. Description of Securities to be      Description of Securities
   Registered

10.Interests of Named Experts and       Legal Matters
   Counsel

11.Material Changes                     Not Applicable

12.Incorporation of Certain Information  Incorporation of Certain
   by Reference                          Documents by Reference

13.Disclosure of Commission Position on  Indemnification of
   Indemnification for Securities        Directors and Officers;
   Act Liabilities                       Undertakings

                          DATED: December 23, 1997
=================================================================
                                  PROSPECTUS

                         GLOBAL VENTURE FUNDING INC.

                        210,000 Shares of Common Stock

     ISSUED PURSUANT TO THE COMPENSATION AGREEMENTS WITH CERTAIN
                    CONSULTANTS AND VENDORS OF REGISTRANT

This prospectus is part of a Registration Statement which registers an aggregate of 210,000 shares of Common Stock, $.0001 par value (such shares being referred to as the "Shares"), of GLOBAL VENTURE FUNDING INC. (the "Company") which will be sold by the Company from time to time, or at any one time, in negotiated transactions as compensation in lieu of cash pursuant to Compensation Agreements with are in payment of services previously rendered, or to be rendered, from various consultants or vendors to the Company. The Company will pay the costs of registering the Shares under the Securities Act. The Company will not receive any proceeds from the sale of 210,000 of the Shares, but will benefit from the services rendered under the Compensation Agreements.

The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the Bulletin Board market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any of the proceeds from such sales. As of December 11, 1997, the Common Stock is traded through the Over The Counter Market and is quoted on the Electronic Bulletin Board under the symbol "BUGS" and the average of the bid and asked prices for the common stock was $1.00 per share. The Company's principal executive is located at 6965 El Camino Real, Suite 105-279, Carlsbad, CA 92009 (760) 436-5485.

No person has been authorized by the Company to give any information or to make any representations other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES
IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN
OFFER IN SUCH STATE.

             The date of this Prospectus is December 23, 1997.
=================================================================
                       AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the
Securities Exchange act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street NW, Washington D.C., 20549. The Commission maintains a
Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.
The address of such site is "http://www.sec.gov".
     The Company has filed with the Commission a Registration
Statement on
Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of
210,000 shares of the Company's Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the
Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington D.C.
(at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                      REPORT TO SHAREHOLDERS
The Company intends to furnish to its shareholders annual reports containing audited financial statements together with an opinion with respect thereto by its independent certified public accountants.

                    SALES BY SELLING SECURITY HOLDERS
     The following table sets forth the name of the Selling
Security
Holder, the amount of shares of Common Stock to be issued to the
Selling
Security Holder, the amount of Common Stock to be owned by the
Selling
Security Holder following sale of such shares and the percentage of shares
of Common Stock to be owned by the Selling Security Holder
following
completion of such offering (based upon 1,448,054 common shares outstanding
as of December 11, 1997, and 1,658,054 after this offering). As soon as
reasonably practicable, after the filing of this Registration
Statement,
the Shares to which this Prospectus relates will be issued by the
Company
from time to time, or at any one time, as compensation pursuant to
negotiated Compensation Agreements. Unless otherwise indicated, each of the
stockholders has sole voting and investment power with respect to shares
beneficially owned. Upon issuance, all Shares will be, duly
authorized,
validly issued, fully paid and nonassessable. All Shares are not subject to
the provisions of the Employee Retirement Income Security Act of
1974 and
shall not have any restrictions on resale. See also "Description of
Securities".
================================================================
Name of Selling   Number of Common  Shares to be  Common Shares
Percent
Security Holder    Shares Owned       Offered      to be Owned
Owned
                                                  After Offering
After
                                                       (1)
Offering
Conrad Nagel        10,000           10,000        10,000       <
1%
Diane M. Lalosh        0             20,000           0
None
Pat Stephenson         0             80,000           0
None
Lance W. Bauerlein     0            100,000           0
None
Total                               210,000
=================================================================
=
(1) Beneficial ownership is determined in accordance with the rules of the
Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any one person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named on of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

                    DESCRIPTION OF SECURITIES
All of the 210,000 shares of Common Stock, par value of $.0001 per share
(the "Common Stock"), offered hereunder are being offered by Global Venture
Funding, Inc. As of December 11, 1997, the Common Stock is traded through the Over The Counter Market and, on this date, the average of the bid and asked prices, as quoted on the Electronic Bulletin Board, was $1.00 per share.

The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares Preferred
Stock,
$.10 par value.

The following summary of certain terms of the Common and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and By-laws, which are included as exhibits to the Registration
Statement
of which this Prospectus is a part, and the provisions of applicable law.

Common Stock
As of December 11, 1997, there are 1,448,054 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Common stock, if any. Holders of Common
Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the
Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock
The Board of Directors has the authority, without further action of the stockholders, to issue up to 20,000,000 shares of Preferred
Stock, $.10 par
value, as follows as of December 11, 1997:

500,000 shares have been designated as Series II, and of which
22,506
shares of Series II are currently issued and remain outstanding. Each share of Series II preferred stock is entitled to preference upon liquidation of $1.00 per share for any unconverted shares. Each Series II preferred share may be converted to Common stock after a specified holding period as follows: after one year, two shares of Common stock; after two years, five shares of Common stock; after three years, ten shares of Common stock. In November 1996, the Board of Directors changed the conversion schedule as follows : Commencing January 1, 1997, each shareholder shall be entitled to convert 250 shares (or 5%) of each 5,000 share unit to 2,500 shares of common stock. The shareholder shall be entitled to convert the balance of each unit of Series II Preferred shares at the conversion rate of 475 shares of each unit during each six-month period thereafter beginning July 1, 1997.

500,000 shares have been designated as Series B, and of which 18,656 shares of Series B are currently issued and remain outstanding. Each share of
Series B preferred stock is entitled to preference upon liquidation of
$1.00 per share for any unconverted shares. Each Series B preferred share may be converted to Common stock after a specified holding period as follows: after one year, two shares of Common stock; after two years, five shares of Common stock. In November 1996, the Board of Directors changed the conversion schedule as follows: Commencing January 1, 1997, each shareholder shall be entitled to convert 250 shares (or 5%) of each 5,000 share unit to 1,250 shares of common stock. The shareholder shall be entitled to convert the balance of each unit of Series B Preferred shares at the conversion rate of 475 shares of each unit during each six-month period thereafter beginning July 1, 1997.

50,000 shares have been designated as Series C, and of which 7,015 shares of Series C are currently issued. Each share of Series C preferred stock is entitled to preference upon liquidation of $100 per share for any unconverted shares, and the liquidation preference is junior only to that of all previously issued preferred shares. Each Series C preferred share may be converted to 100 shares of Common stock after a specified holding period of one year.

50,000 shares have been designated as Series D, and of which 33,213 shares of Series D are currently issued and remain outstanding. The Series D preferred stock carries no liquidation preferences and is subject to forfeiture prior to conversion. Each Series D preferred share may be converted to 100 shares of Common stock after a specified holding period of one year.

The Company has reserved 17,500,000 shares of its $.0001 par value Common stock for conversion of Preferred stock and exercise of stock options.
The Board of Directors of the Company has authority to issue all or a portion of the authorized but unissued preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of
Preferred Stock could adversely affect the voting power of holders of
Preferred Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

Trading Status
The Company is quoted on the Over The Counter Bulletin Board and trades under the symbol "BUGS".

Transfer Agent
The Transfer Agent for the shares of Common Stock is Corporate
Stock
Transfer, Inc., 370 17th Street, Suite 2350, Denver, CO  80202
(303)
595-3300.

LEGAL MATTERS
Certain legal matters in connection with the securities being offered hereby were reviewed for the Company by Diane M. Lalosh, 50 Santa
Rosa
Ave., Suite 426, Santa Rosa, CA 95404. Diane M. Lalosh is a beneficial owner of the Company's common and preferred stock.

PART II
Item 3.   Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and
Exchange Commission are incorporated herein by reference and made a part hereof:
a. The Company's Annual Report on Form 10-KSB filed for the year ended
September 30, 1996 and the Company's quarterly reports on Form 10-QSB for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997;
Current Reports on Form 8-K dated September, 18, 1997, August 18,
1997,
April 25, 1997, and November 18, 1996; and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended September 30, 1996. In addition, a registration statement on Form S-8, respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange Commission on November 20, 1996 under SEC File
No. 333-16467. An additional registration statement on Form S-8, respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange Commission on January 16, 1997 under SEC File No. 333-19881. An additional registration statement on Form S-8, respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange Commission on September 25, 1997, under SEC
File No. 333-36333. An additional registration statement on Form
S-8,
respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange
Commission on December 23, 1997.

b. All reports and documents filed by the Company pursuant to Sections 13,
14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all the documents referred to above which have been or may be incorporated in this Prospectus, other than exhibits to such documents.
Written requests for such copies should be directed to Corporate
Secretary,
6965 El Camino Real, Suite 105-279, Carlsbad, CA 92009, (760)
436-5485.

Item 4.   Description of Securities

The class of securities to be offered is registered under section
12(g) of
the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel

     None.

Item 6.   Indemnification of Officers and Directors

     The Company's Bylaws and the Colorado General Corporation Law provide for indemnification of directors and officers against certain liabilities.
Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful. The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages of the
Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law;
(iii) for
the lawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.   Exemption from Registration Claimed

Inasmuch as the Consultants and vendors who received the Shares of the
Registrant were knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transactions were undertaken in reliance on the exemption from registration provided by
Section 4(2) of the Act.

Item 8.   Exhibits
Exhibit # Description
5 Opinion of Diane M. Lalosh, consent included, relating to the issuance of the shares of securities pursuant to the Compensation Agreements.

23.1      Consent of Diane M. Lalosh.

23.2 Consent of Independent Auditors, Bradshaw, Smith & Company,
Las Vegas,
NV

99.1 Compensation Agreement with Conrad Nagel
99.2 Compensation Agreement with Patrick Stephenson
99.3 Compensation Agreement with Diane M. Lalosh
99.4 Compensation Agreement with Lance W. Bauerlein

Item 9.   Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the
Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of
1934, as
amended, that are incorporated by reference in the registration statement.
(2) That for the purpose of determining the liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining the liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the
Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of
Carlsbad, CA on December 23, 1997.


                              GLOBAL VENTURE FUNDING, INC.



                              By: __/s/ Robert C.
Brehm____________________
                                   Robert C. Brehm, President

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated on December 23, 1997 have signed the registration statement below




_/s/ Robert C. Brehm____________________________       President
and
Director
Robert C. Brehm



_/s/ Roger K. Knight____________________________       Director
Roger K. Knight


_/s/ Mery Robinson____________________________         Director
Mery Robinson

Being all the members of the Registrant's Board of Directors
=================================================================
==========
                          EXHIBIT 5

                 Opinion of Diane M. Lalosh relating to
       issuance of shares of securities pursuant to the above
                       Compensation Agreements


                      Law Offices of Diane M. Lalosh
                       50 Santa Rosa Ave., Suite 426
                         Santa Rosa,  CA  95404



                             December 23, 1997

Securities and Exchange Commission
450 Fifth Street, NW Judiciary Plaza
Washington, DC  20549

RE: GLOBAL VENTURE FUNDING INC.

Ladies and Gentlemen:

This office represents GLOBAL VENTURE FUNDING, INC., a Colorado corporation (the "Registrant") in connection with the Registrant's
Registration Statement on Form S-8 under the Securities Act of
1933 (the
"Registration Statement"), which relates to the registration of a total of
210,000 shares of the Registrant's Common Stock issuable pursuant to
"Compensation Agreements Between Registrant and Conrad Nagel, Pat Stephenson, Diane M. Lalosh, and Lance W. Bauerlein" for performance of certain consulting and management services (the "Registered Securities").
In connection with my representation, I have examined such documents and undertaken such further inquiry as I consider necessary for rendering the opinion hereinafter set forth.

Based on the foregoing, it is my opinion the Registered
Securities, when
sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

I acknowledge that I am referred to under the heading "Legal
Matters" in
the Prospectus which is part of the Registrant's Form S-8
Registration
Statement relating to the Registered Securities, and I hereby consent to
such use of my name in such Registration Statement and to the filing of
this opinion as Exhibit 5 to the Registration Statement and with such state
regulatory agencies in such states as may require such filing in connection
with the registration of the Registered Securities for offer and sale in
such states.
                                    /s/ DIANE M. LALOSH
===============================================================
                                 EXHIBIT 23.1

                    Consent of Diane M. Lalosh relating to
          the issuance of shares of securities pursuant to the above
                       Management Consulting Agreement

                        CONSENT OF DIANE M. LALOSH

I hereby consent to the use in the Prospectus constituting part of the
Registration Statement on Form S-8 of my opinion dated December
23, 1997
relating to the registration of the Securities as therein defined, of
GLOBAL VENTURE FUNDING INC., a Colorado corporation, which is attached as
Exhibit 5 therein.

December 23, 1997


                              /s/ DIANE M. LALOSH
=================================================================
========
=================================================================
====
                      EXHIBIT 23.2

Consent of accountant, Bradshaw, Smith & Company relating to their
Independent Auditors Report incorporated by reference to the
September 30,
1996 10-KSB filed with the Securities and Exchange Commission
________________________________________________________________
CONSENT OF BRADSHAW, SMITH & COMPANY


The Board of Directors
Global Venture Funding, Inc.

We consent to incorporation by reference in the registration statement titled "Compensation Agreements Between Registrant and Conrad Nagel, Pat
Stephenson, Diane M. Lalosh, and Lance W. Bauerlein" on Form S-8 of Global
Venture Funding, Inc of our report dated October 23, 1996, relating to the balance sheet of Global Venture Funding, Inc. as of September 30, 1996, and
the related statements of operations, changes in stockholders deficit, and cash flows for the year then ended, which report appears in the September
30, 1996 annual report on Form 10-KSB of Global Venture Funding,
Inc.

Las Vegas, Nevada
December 23, 1997


                              /s/ BRADSHAW, SMITH & COMPANY

=================================================================
=======
                                 EXHIBIT 99.1

                   COMPENSATION AGREEMENT WITH CONRAD NAGEL

                     CONSULTING SERVICES AGREEMENT BETWEEN
                         GLOBAL VENTURE FUNDING, INC.
                                      AND
                                  CONRAD NAGEL

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 11th day of December, 1997 by and between
Global Venture Funding, Inc., a corporation organized under the laws of the
state of Colorado with a place of business at 6965 El Camino
Real, Suite
105-279, Carlsbad, CA 92009 (hereinafter referred to as
"Global"), and
Conrad Nagel, an individual, with a place of business at 2312
Echo Mesa
Drive, Las Vegas, NV 89134 (hereinafter referred to as
"Consultant").  In
consideration of the promises and mutual covenants contained herein and on
the terms and conditions hereinafter set forth, it is agreed as follows:
1.   PROVISION OF SERVICES - Consultant shall provide to Global the
following services:
(a)  To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide
business development services to Global, including, but not
limited to:
(i)  Advice and counsel with respect to business development and marketing
plans, financial accounting, CPA interface and liaison, and
accounts
payable negotiation;
(ii) Advice with respect to short and long term strategic
business plans,
strategic alliances and potential acquisitions and/or joint
ventures; and
(iii)     Other related services deemed necessary and requested
by Global
(collectively, the "Services").
(b)  Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times
maintain or
keep available an adequate organization of personnel or a network of
outside professionals for the performance of its obligations under this
Agreement.
2.   COMPENSATION - (a) Global agrees and shall compensate
Consultant in
consideration of his performance of the Services hereunder for the period
through September 30, 1998 by initially delivering Ten Thousand
(10,000)
shares of Common Stock of Global, par value $.0001 per share)
(the
"Shares") in lieu of any cash payment for the Services. The
Shares shall be
free and clear of all liens and shall be registered by Global, at its
expense, with the Securities and Exchange Commission on Form S-8 as soon as
practicable after the date hereof. Additional compensation, if any, in cash
or stock, will be issued, as needed and mutually agreed upon by both Global
and Consultant. (b)  In addition to the compensation set forth in paragraph
2(a) above, the Company agrees to reimburse Consultant for
reasonable
out-of-pocket expenses actually incurred by Consultant in the performance
of the Services and pre-approved in advance in writing by Global.
3.   TERM & TERMINATION - This Agreement shall enter into force and effect
at the date first written above and shall remain in force and effect for a
period ending on September 30, 1998, unless earlier terminated by either
party, for cause or convenience.
4.   CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to
permit him to perform the Services required under this Agreement, Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from
Global the consent of Global in writing to disclose it. However, nothing
herein shall be interpreted as preventing Consultant from
disclosing and/or
using said information or documents which (i) are already
rightfully in the
possession of Consultant without obligation of confidence, but were not
obtained directly or indirectly from Global or its affiliates; or
(ii) are
independently developed by Consultant not as part of the Services rendered
or called for under the terms of this Agreement; or (iii) are or become
available to the general public without breach of this Agreement;
or (iv)
are rightfully received by Consultant from a third party who is not under
obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by
Global.
5.   LIABILITY OF CONSULTANT - In furnishing Global with the
Services
provided herein, neither Consultant nor any officer, director or agent
thereof shall be liable to Global or its creditors for errors of judgment
or for any matters, except for willful malfeasance, bad faith or gross
negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement.
It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein,
Consultant
shall not be accountable for any loss suffered by Global by the reason of
Global's action or non-action on the basis of any advice,
recommendation or
approval of Consultant, its partners, officers, directors,
employees or
agents, except as provided above.
6.   INDEPENDENT CONTRACTOR - Execution of this Agreement in no way
creates, nor shall this Agreement be interpreted or construed as creating,
an employment, agency, partnership or joint venture relationship between
Global and Consultant and it is understood Consultant will be acting as an
independent contractor.
7. MISCELLANEOUS -
a.   OTHER ACTIVITIES OF CONSULTANT. Global recognizes that
Consultant now
renders and may continue to render management and other advisory services
to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents
thereto.
Consultant shall not be required to devote its full time and attention to
the performance of the Services hereunder to Global, but shall only devote
so much of its time and attention as Global and Consultant
mutually deem
reasonable and necessary for such Services.
b.   CONTROL. Nothing contained herein shall be deemed to require
Global to
take any action contrary to its Certificate of Incorporation or by-laws, or
any applicable statute or regulation, or to deprive its Board of
Directors
of their responsibility for any control of the conduct or the affairs of
Global.
c. This Agreement shall constitute the entire agreement between
Global and
Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid
unless it is in writing and signed by both Global and Consultant.
This
Agreement shall be binding upon the heirs, executors,
administrators,
successors and assigns of the parties hereto.
d.   This Agreement shall be governed by, and construed in
accordance with,
the laws of the State of California.
e.   In the event of any litigation between the parties to
declare or
enforce any provision of this Agreement, the prevailing party shall be
entitle to recover from the losing party, in addition to any other recovery
and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.
IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.
     CONRAD NAGEL                  GLOBAL VENTURE FUNDING, INC.

By:   /s/ Conrad Nagel             By:    /s/ Robert C. Brehm
   ------------------------
------------------------------
         Conrad Nagel                   Robert C. Brehm
                                    President and Chief Executive
Officer

=================================================================
=========
                             EXHIBIT 99.2
                COMPENSATION AGREEMENT WITH PATRICK STEPHENSON

                      CONSULTING SERVICES AGREEMENT BETWEEN
                          GLOBAL VENTURE FUNDING, INC.
                                    AND
                              PATRICK STEPHENSON

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 11th day of December, 1997 by and between
Global Venture Funding, Inc., a corporation organized under the laws of the
state of California with a place of business at 6965 El Camino
Real, Suite
105-279, Carlsbad, CA 92009 (hereinafter referred to as
"Global"), and
Patrick Stephenson, an individual, with a place of business at
5747
Richmond Ave., Houston, TX 77057 (hereinafter referred to as "Consultant"). In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it
is agreed as follows:
1.   PROVISION OF SERVICES - Consultant has provided management consulting
services regarding cellular operations at C99 of Houston since
November 1,
1996 until October 31, 1997 and has subsequently been consulting in the
spin-off of this business unit from Global.  As compensation for these past
services and for completion of the sale of Cellular 99 of Houston by
December 31, 1997, Consultant has agreed to accept payment in the form of
common shares of Global Stock.
2.   COMPENSATION - (a) Global agrees and shall compensate
Consultant in
consideration of his performance of the Services hereunder by delivering
Eighty Thousand (80,000) shares of Common Stock of Global, par value $.0001
per share) (the "Shares") in lieu of any cash payment for the
Services. The
Shares shall be free and clear of all liens and shall be
registered by
Global, at its expense, with the Securities and Exchange
Commission on Form
S-8 as soon as practicable after the date hereof.
3.   TERM & TERMINATION - This Agreement shall enter into force and effect
at the date first written above and shall remain in force and effect for a
period ending on December 31, 1997, unless earlier terminated by either
party, for cause or convenience.
4.   CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to
permit him to perform the Services required under this Agreement, Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from
Global the consent of Global in writing to disclose it. However, nothing
herein shall be interpreted as preventing Consultant from
disclosing and/or
using said information or documents which (i) are already
rightfully in the
possession of Consultant without obligation of confidence, but were not
obtained directly or indirectly from Global or its affiliates; or
(ii) are
independently developed by Consultant not as part of the Services rendered
or called for under the terms of this Agreement; or (iii) are or become
available to the general public without breach of this Agreement;
or (iv)
are rightfully received by Consultant from a third party who is not under
obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by
Global.
5.   LIABILITY OF CONSULTANT - In furnishing Global with the
Services
provided herein, neither Consultant nor any officer, director or agent
thereof shall be liable to Global or its creditors for errors of judgment
or for any matters, except for willful malfeasance, bad faith or gross
negligence in the performance of the Services or the reckless disregard of
its obligations and duties under the terms of this Agreement. It is further
agreed and understood that Consultant may rely upon information furnished
to it by Global which Consultant reasonably believes to be
accurate and
reliable and that, except as provided herein, Consultant shall not be
accountable for any loss suffered by Global by the reason of
Global's
action or non-action on the basis of any advice, recommendation or approval
of Consultant, its partners, officers, directors, employees or agents,
except as provided above.
6.   INDEPENDENT CONTRACTOR - Execution of this Agreement in no way
creates, nor shall this Agreement be interpreted or construed as creating,
an employment, agency, partnership or joint venture relationship between
Global and Consultant and it is understood Consultant will be acting as an
independent contractor.
8. MISCELLANEOUS -
a.   OTHER ACTIVITIES OF CONSULTANT. Global recognizes that
Consultant now
renders and may continue to render management and other advisory services
to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents
thereto.
Consultant shall not be required to devote its full time and attention to
the performance of the Services hereunder to Global, but shall only devote
so much of its time and attention as Global and Consultant
mutually deem
reasonable and necessary for such Services.
b.   CONTROL. Nothing contained herein shall be deemed to require
Global to
take any action contrary to its Certificate of Incorporation or by-laws, or
any applicable statute or regulation, or to deprive its Board of
Directors
of their responsibility for any control of the conduct or the affairs of
Global.
d. This Agreement shall constitute the entire agreement between
Global and
Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid
unless it is in writing and signed by both Global and Consultant.
This
Agreement shall be binding upon the heirs, executors,
administrators,
successors and assigns of the parties hereto.   This Agreement
supercedes
any existing agreements between the parties.
d.   This Agreement shall be governed by, and construed in
accordance with,
the laws of the State of California.
e.   In the event of any litigation between the parties to
declare or
enforce any provision of this Agreement, the prevailing party shall be
entitle to recover from the losing party, in addition to any other recovery
and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.
IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.
     PATRICK STEPHENSON                 GLOBAL VENTURE FUNDING,
INC.

By:   /s/ Patrick Stephenson            By:    /s/ Robert C.
Brehm
   ------------------------
------------------------------
         Patrick Stephenson                  Robert C. Brehm
                                President and Chief Executive
Officer



=================================================================
=========
                                EXHIBIT 99.3
                  COMPENSATION AGREEMENT WITH DIANE M. LALOSH

                   DEBT CONVERSION TO COMMON STOCK AGREEMENT
BETWEEN
                              GLOBAL VENTURE FUNDING, INC.
                                           AND
                                     DIANE M. LALOSH

THIS DEBT CONVERSION AGREEMENT (hereinafter referred to as the "Agreement"),effective as of the 18th day of December, 1997 by and between
Global Venture Funding, Inc.. a corporation organized under the laws of the
state of Colorado with a place of business at 6965 El Camino
Real, Suite
105-279, Carlsbad, CA 92009, (hereinafter referred to as
"Global"), and
Diane M. Lalosh, an individual, with a place of business at 50
Santa Rosa
Ave., Suite 426, Santa Rosa,  California 95404 (hereinafter
referred to as
"Lalosh").
In consideration of services already provided by Lalosh for
Global,
specifically identified by Lalosh memorandum for $16,244.39 dated
December
16, 1997, Global and Lalosh agree to the following:
1.   Global agrees to issue 20,000 (Twenty Thousand) shares of
Global
Common Stock par value $.0001, for the purposes of this
Agreement, valued
at $1.00 per share.  The Shares shall be free and clear of all liens and
shall be registered by Global, at its expense, with the
Securities and
Exchange Commission on Form S-8 as soon as practicable after the date
hereof.
2. Global also agrees to reimburse in cash any shortfall in the value of
the Common Stock in the event that the closing bid price of the stock, when
sold, does not meet or exceed $1.00 per share on the close of the
10th
business day after the execution of this agreement.  In the event the
closing bid price, or the amount realized from the sale of the stock is
equal or greater than $1.00, Lalosh agrees to credit the excess to any
remaining balance due on the December 16, 1997 memorandum and as a credit
against future services.
3. This agreement shall be governed by, and construed in
accordance with,
the law of the State of California.
4. In the event of any litigation between the parties to declare or enforce
any provision of this Agreement, the prevailing party shall be entitled to
recover from the losing party, in addition to any other recovery and costs,
reasonable attorney's fees and costs incurred in such litigation, in both
the trial and in the appellate courts.
IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.
DIANNE L. LALOSH              GLOBAL VENTURE FUNDING, INC.


By:  /s/ Diane M. Lalosh           By:  /s/ Robert C. Brehm
   ---------------------------
-----------------------------------
     Diane M. Lalosh                    Robert C. Brehm
     An individual                 President and Chief Executive
Officer
=================================================================
==========
                            EXHIBIT 99.4

               COMPENSATION AGREEMENT WITH LANCE W. BAUERLEIN

                            Letter Agreement
                                 With
                            Lance W. Bauerlein


LETTER AGREEMENT
December 3, 1997

TO:  Global Venture Funding, Inc. (A Colorado Corp.)
     6965 El Camino Real, Suite 105-279
     Carlsbad, CA 92009

     Attn: ROBERT C. BREHM, President

Gentlemen:

This letter will confirm my engagement by you to provide investor relations services on your behalf; including, but not limited to, (1) informing numerous members of the brokerage community in North America of your existence, financial structure and plans for the future, (2) disseminating company news releases and financial reports to brokers, professional investors and money managers, and (3) persuading various financial media to feature you on a favorable basis.

In connection with this Letter Agreement - which shall continue through the
31st day of March 1998 - I shall receive a retainer in the amount of
$52,500 to be paid by issuing me 100,000 restricted common shares of "BUGS" valued at $15,000 and 100,000 shares of free-trading common shares of
"BUGS" valued at $37,500. Said shares shall be issued promptly upon execution of this Letter Agreement.

Should we mutually agree to do so after the expiration of this Letter
Agreement, a new agreement may be entered into for any work to be performed after March 31, 1998.

All work I do with respect to this Letter Agreement shall be as an independent contractor on a non-exclusive, best efforts basis.

Yours very Truly,                  Agreed to and Accepted by
                              Global Venture Finding, Inc.


/s/ Lance W. Bauerlein                  /s/ Robert C. Brehm,
President
___________________________
__________________________
Lance W. Bauerlein                 Robert C. Brehm, President